EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Ball Corporation 401(k) and Employee Stock Ownership Plan

Broomfield, Colorado

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (33-37548, 33-32393, 333-84561, 333-67284, 333-150457 and 333-24061) of Ball Corporation of our report dated June 25, 2018, relating to the financial statements and supplemental schedule of Ball Corporation 401(k) and Employee Stock Ownership Plan which appear in this Form 11-K for the year ended December 31, 2017.

/s/ Anton Collins Mitchell LLP

Denver, Colorado

June 25, 2018

E-1